UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	March 9, 2009

KEITHLEY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28775 Aurora Road, Cleveland, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On March 9, 2009, Keithley Instruments, Inc. (the “Company”) announced that Joseph P. Keithley, Chairman, President and Chief Executive Officer of the Company, has established a trading plan to purchase Common Shares of the Company on the open market at prevailing market prices and subject to maximum price thresholds specified in the plan over a period of six months.  Mr. Keithley does not expect to purchase more than an aggregate of $250,000 in shares under the plan.  The trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits the implementation of a plan to prearrange purchases or sales of securities if the plan is adopted at a time when the purchaser or seller is not aware of any material non-public information.  All trades will be publicly reported on Forms 144 and Forms 4 filed with the Securities and Exchange Commission.

Item 9.01.     Financial Statements and Exhibits

(d)       Exhibits.

            99.1      Press Release, dated March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC.
(Registrant)

Date: March 9, 2009	/s/ Mark J. Plush
Mark J. Plush
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1                  Press Release, dated March 9, 2009.